UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without Par Value	MLP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 6, 2020, Maui Land & Pineapple Company, Inc., a Hawaii corporation (“MLP” or “Company”), entered into that certain Purchase and Sale Agreement and Escrow Instructions (“Purchase Agreement”) with KCRMD, LLC, a Delaware limited liability company (“KCRMD”), pursuant to which MLP agrees to sell to KCRMD and KCRMD agrees to purchase from MLP approximately 46 acres of property located in the Kapalua Resort, commonly known as the Kapalua Central Resort project (the “Property”).

The purchase price for the Property is $43,850,000. Terms of the Purchase Agreement include a due diligence period ending on July 31, 2020 and a closing date 45 days after the last day of the due diligence period. The closing is also subject to other customary closing conditions, including, among other things, delivery of a title policy to KCRMD. KCRMD will deposit $500,000 of the purchase price into escrow, which will be applied against the purchase price at closing. KCRMD will have until the end of the due diligence period to confirm its obligation to purchase the Property. If KCRMD elects not to complete the purchase prior to the end of the due diligence period, the escrowed amount will be refunded to KCRMD. The escrowed amount will become a non-refundable deposit if KCRMD elects to proceed with the purchase upon expiration of the due diligence period. Included in the Property being sold are all existing easements, rights of way, improvements, development rights and entitlements appurtenant to the Property. There can be no assurances that the purchase of the Property will be consummated on the terms set forth in the Purchase Agreement, if at all.

The foregoing summary of the terms of the Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s periodic report for the corresponding period.

Forward-Looking Statements. Any statements contained in this Current Report on Form 8-K that refer to events that may occur in the future or other non-historical matters are forward-looking statements. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. These forward-looking statements are based on the Company’s expectations as of the date of this report and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. Actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: (1) conditions to the closing of the transaction may not be satisfied; (2) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; and (3) the failure of the transaction to close for any other reason. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: February 7, 2020	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer